Item 30. Exhibit (h). i. l. 2.

JANUS ASPEN SERIES

AMENDMENT TO

Amended and Restated

FUND PARTICIPATION AGREEMENT

(Institutional Shares)

For Registered Separate Accounts

C.M. Life Insurance Company (the “Company”) and Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the “Trust”), entered into a certain Amended and Restated Fund Participation Agreement dated August 7, 2023, as amended (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 17th day of February, 2026, (the “Effective Date”) by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”) and the Trust (collectively, the “Parties”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

3.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

4.	This Amendment may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., facsimile or emailed portable document format (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form. Facsimile or electronic signatures will have the same legal effect as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:	/s/ Stephanie Grauerholz
Name:	Stephanie Grauerholz
Title:	Interim Vice President, Secretary and Chief Legal Officer

C.M. LIFE INSURANCE COMPANY

By:	/s/ Laura Johnson
Name:	Laura Johnson
Title:	Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established	Contracts Funded By Separate Account
C.M. Multi-Account A	Panorama Premier
(August 3, 1994)	Panorama Passage
MassMutual Artistry
C.M. Life Variable Life Separate Account I	Survivorship Variable Universal Life II
(February 2, 1995)	Variable Universal Life
Apex VULSM
C.M. Life Electrum SelectSM
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